Exhibit 10.1
FIRST AMENDMENT
TO
THE EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Employment Agreement is made and entered into as of May 14, 2014, by and between Umpqua Holdings Corporation (“Umpqua”), and J. Gregory Seibly (the “Officer”). Capitalized terms used herein that are not otherwise defined shall have the meaning attributed to such terms in the Employment Agreement, dated as of September 11, 2013, by and between Umpqua and Officer (the “Employment Agreement”).

WITNESSETH

WHEREAS, on or about September 11, 2013, Umpqua and Officer entered into the Employment Agreement setting forth the terms and conditions of Officer's employment with Umpqua.

WHEREAS, the merger between Umpqua Holdings Corporation and Sterling Financial Corporation closed on April 18, 2014, requiring that the original bonus calculation in the Employment Agreement be modified to ensure that Officer is entitled to bonus compensation for all periods of service during 2014.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Amendment to Section 5.1. The Employment Agreement is hereby amended by replacing the third sentence in Section 5.1 with the following sentence:

Officer’s target annual bonus opportunity under the annual Executive Incentive Compensation Plan shall be no less than 85% of Officer’s annual Base Salary, provided that with respect to the fiscal year of Umpqua in which the Effective Date occurs, Officer’s annual bonus shall be pro-rated for the period between the first day of the month in which the Effective Date occurs and the last day of such fiscal year.

2.    No Implied Modification. Except as specifically provided in this First Amendment, the terms of the Employment Agreement shall not be considered as modified, released, altered or affected, and shall remain in full force and effect unless specifically canceled or amended by an instrument in writing signed by Umpqua and Officer.

3.    Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together will constitute one and the same instrument.

This First Amendment has been executed and delivered by Umpqua and Officer as of the date first set forth above.

UMPQUA HOLDINGS CORPORATION

BY: /s/ Raymond P. Davis
Raymond P. Davis, Chief Executive Officer

OFFICER:

/s/ J. Gregory Seibly
J. Gregory Seibly

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT]